Exhibit 1.1

Execution Copy

FIRST POTOMAC REALTY TRUST

Common Shares of Beneficial Interest

(par value $.001 per share)

UNDERWRITING AGREEMENT

May 21, 2013

KeyBanc Capital Markets Inc.

Wells Fargo Securities, LLC

As representatives of the several Underwriters

c/o KeyBanc Capital Markets Inc.

     127 Public Square

     Cleveland, Ohio 44114

Ladies and Gentlemen:

INTRODUCTORY. First Potomac Realty Trust, a Maryland real estate investment trust (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 6,500,000 of its common shares (the “Firm Shares”) of beneficial interest, par value $.001 per share (the “Common Shares”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 975,000 Common Shares (the “Option Shares”), as provided in Section 2. The Firm Shares and, if and to the extent such option is exercised, the Option Shares are collectively called the “Shares.” KeyBanc Capital Markets Inc. (“KBCM”) and Wells Fargo Securities, LLC (“Wells Fargo”) have agreed to act as the representatives of the several Underwriters (in such capacity, collectively, the “Representatives”) in connection with the offering and sale of the Shares.

The Company is the sole general partner of First Potomac Realty Investment Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), that serves as the Company’s primary operating partnership subsidiary.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), on July 1, 2011 an automatic shelf registration statement, as defined in Rule 405 under the Securities Act, on Form S-3 (File No. 333-175330), as amended by a post-effective amendment thereto filed on February 14, 2013, which registration statement contains a base prospectus relating to certain securities, including the Shares, to be issued by the Company from time to time (the “Base Prospectus”). Such registration statement, including such post-effective amendment thereto and all other amendments thereto filed prior to the Applicable Time (as herein defined), herein referred to as the “Registration Statement,” shall be deemed to include all information omitted therefrom in reliance upon Rules 430A or 430B under the Securities Act and all information incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act. The final prospectus supplement to the Base Prospectus relating to the Shares and the offering thereof filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Shares, is herein referred to as the “Prospectus.” The Base Prospectus, as supplemented by any preliminary prospectus supplement relating to the Shares and the offering thereof most recently filed by the Company with the Commission pursuant to Rule 424(b) and used prior to the date hereof is herein referred to as a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein and any supplements or amendments thereto, filed with the Commission after the Effective Date (as herein defined) of the Registration Statement or the issue date of any Preliminary Prospectus or the Prospectus under Rule 424(b) under the Securities Act, as the case may be, and prior to the termination of the offering of the Shares by the Underwriters.

All references in this Underwriting Agreement (this “Agreement”) to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Securities Act to be a part of or included in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

Each of the Company and the Operating Partnership hereby confirms its agreements with the Underwriters as follows:

SECTION 1. REPRESENTATIONS AND WARRANTIES. Each of the Company and the Operating Partnership hereby represents, warrants and covenants to each Underwriter as follows:

(a) Disclosure Package. As of the Applicable Time, none of the Preliminary Prospectus, any Issuer Free Writing Prospectus(es) (as defined below) listed on Schedule C hereto and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the immediately preceding sentence do not apply to statements in or omissions from the General Disclosure Package or any Issuer Free Writing Prospectus, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 6(b) herein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 8:20 a.m. (Eastern time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“Effective Date” means the date and time as of which any part of the Registration Statement relating to the Shares became, or is deemed to have become, effective under the Securities Act.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(b) Compliance with Registration Requirements. The Registration Statement has been filed with the Commission under the Securities Act and became effective upon filing with the Commission under the Securities Act. The Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) filed within three years of the date hereof. The Company has complied with all requests of the Commission (if any) for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings or examinations for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission. The Company satisfied all applicable requirements for the use of Form S-3 under the Securities Act when the Registration Statement was filed and became effective and continues to satisfy all applicable requirements for the use of Form S-3 under the Securities Act. No notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and not removed.

(c) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus relating to the proposed offering of the Shares and no proceedings or examinations for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated by the Commission. Each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offer and sale of the Shares was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act). Each part of the Registration Statement, when such part became effective or was deemed effective with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act, complied or will comply in all material respects with the Securities Act. Each part of the Registration Statement, when such part became effective or was deemed effective, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended and supplemented, as of its date and at the First Closing Date or the Second Closing Date (each, as defined below), as the case may be, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, any Preliminary Prospectus, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 6(b) herein.

(d) Incorporated Documents. Each document incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply when filed in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the General Disclosure Package, as of the Applicable Time, and in the Prospectus, at the date of the Prospectus, at the First Closing Date or the Second Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus listed on Schedule C hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated or deemed incorporated by reference and any Preliminary Prospectus deemed to be a part thereof that has not been superseded or modified. The representations and warranties set forth in the immediately preceding sentence do not apply to statements in or omissions from any Issuer Free Writing Prospectus listed on Schedule C hereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 6(b) herein.

(f) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute prior to the later of the Second Closing Date and the completion of the Underwriters’ distribution of the Shares, any written offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted under the Securities Act and consistent with Section 3(b) below. The Company will file with the Commission any Issuer Free Writing Prospectuses in the time and manner required under Rule 433(d) under the Securities Act.

(g) Well-Known Seasoned Issuer; Company Not Ineligible Issuer. (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act, or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, and (iv) at the Applicable Time, (A) the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, and (B) the Company was not and is not (as the case may be) an “ineligible issuer” (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer.

(h) Exhibits. There are no contracts or other documents required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(i) The Underwriting Agreement. The Company has the trust power to enter into this Agreement and to perform its obligations and consummate the transactions contemplated herein. The Company has the trust power to issue, sell and deliver the Shares as provided herein. This Agreement has been duly authorized, executed and delivered by the Company. The Operating Partnership has the full legal right, power and authority to enter into this Agreement and to perform its obligations and consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Operating Partnership.

(j) Authorization of the Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor as provided herein by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable. The issuance of the Shares is not subject to any preemptive or other similar rights of any securityholder of the Company.

(k) No Applicable Registration or Other Similar Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly satisfied or waived.

(l) No Material Adverse Change. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus: (i) there has been no material adverse change in the financial condition or in the earnings, business, operations or business prospects, whether or not arising from transactions in the ordinary course of business, of the Company and the Subsidiaries, considered as one enterprise (any such change is called a “Material Adverse Change”); (ii) there has been no liability or obligation, direct or contingent, which is material to the Company and the Subsidiaries, considered as one enterprise, incurred by the Company and the Subsidiaries, except obligations incurred in the ordinary course of business; (iii) there has been no material adverse change in or affecting the Properties of the Company and the Subsidiaries, considered as a whole; (iv) except for regular quarterly distributions on the Common Shares in amounts per share that are consistent with past practice, regular quarterly distributions on the Company’s outstanding preferred shares of beneficial interest and regular quarterly distributions on the Operating Partnership’s common and preferred units of partnership interest (“Units”), there has been no dividend or distribution of any kind declared, paid or made by the Company or the Operating Partnership, except for dividends or distributions paid to the Company or the Subsidiaries, on any class of capital stock or other equity interests, or any repurchase or redemption by the Company or any of the Subsidiaries of any class of capital stock or other equity interests; and (v) there has been no material adverse change in the matters referred to under the caption “Informal SEC Inquiry” in Item 2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. The properties described in the Registration Statement, the General Disclosure Package and the Prospectus as currently owned by the Subsidiaries are referred to collectively herein as the “Properties” and individually as a “Property.”

(m) Independent Accountants. KPMG LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes and schedules thereto) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act, the Exchange Act and the rules and regulations of the Public Company Accounting Oversight Board.

(n) Preparation of the Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Any supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The selected financial data and summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein and have been compiled on a basis consistent with that of the audited, or unaudited, as applicable, financial statements of the Company included therein. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Securities Act. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Any interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(o) Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure; and the Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and which includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with United States generally accepted accounting principles and that receipts and expenditures of the Company are being made only in accordance with the authorization of management of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or dispositions of assets that could have a material effect on the financial statements. The Company’s disclosure controls and procedures have been evaluated for effectiveness as of the end of the period covered by the Company’s most recently filed quarterly report on Form 10-Q which precedes the date of the Prospectus, and were effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its internal control over financial reporting, and except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, since the Company’s most recent audited fiscal year, there has been no (i) material weaknesses in the design or operation of internal control over financial reporting or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, there is not and has been no change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(p) Organization and Good Standing of the Company and the Subsidiaries. The Company has been duly organized and is validly existing as a real estate investment trust under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland and has the trust power and authority to own or lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The (A) entities listed on Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and (B) additional entities set forth on Schedule D hereto are the only subsidiaries (as defined in Rule 1-02(x) of Regulation S-X of the Securities Act) of the Company (each, including the Operating Partnership, except where noted, a “Subsidiary” and, collectively, the “Subsidiaries”). Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) other than the Operating Partnership (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) (i) that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own or lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) that is a limited liability company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization and has the limited liability company power and authority to own or lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and (iii) that is a limited partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its organization and has the partnership power and authority to own or lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except for where the failure to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its organization and has limited partnership power and authority to own or lease and operate its properties, to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. Each of the Company and the Operating Partnership and each Significant Subsidiary is duly qualified as a foreign trust, corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each Significant Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and nonassessable and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, is owned by the Company, directly or through other Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, restriction or encumbrance, and all of the issued and outstanding membership interests of each Significant Subsidiary that is a limited liability company, and all of the partnership interests of each Significant Subsidiary that is a limited partnership, have been duly authorized and validly issued and the capital contributions with respect thereto have been made in full and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, restriction or encumbrance. All of the issued and outstanding Units have been duly authorized and validly issued and the capital contributions with respect thereto have been made in full in accordance with the Amended and Restated Agreement of Limited Partnership, as amended, of the Operating Partnership (the “Partnership Agreement”). Upon completion of the offering of the Firm Shares, the Company will be the sole general partner of the Operating Partnership, and will own Units representing an approximately 95.7% interest in the Operating Partnership, free and clear of any security interest, mortgage, pledge, lien, claim, restriction or encumbrance.

(q) Capitalization and Other Capital Stock Matters. The authorized shares of beneficial interest of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The number of issued and outstanding shares of beneficial interest of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible or exchangeable securities, Units or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The Common Shares (including the Shares) conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. All of the issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued, are fully paid and nonassessable and none of the outstanding shares of beneficial interest of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company. The Operating Partnership has not issued any equity interests other than the Units described in the Registration Statement, the General Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) other than with respect to the Units disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no shares of beneficial interest of the Company are reserved for any purpose, (ii) except for the Units, there are no outstanding securities convertible into or exchangeable for any shares of beneficial interest of the Company, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of beneficial interest or any other securities of the Company. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) no Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any Units, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Units or any other securities of the Operating Partnership. Except (i) as described in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) pursuant to the Company’s equity compensation plans, or (iii) for unregistered sales, issuances or distributions of Common Shares or Units that would not be required to be disclosed under Item 3.02 of Form 8-K, the Company has not sold or issued any Common Shares nor has the Operating Partnership sold or issued any Units during the one-year period preceding the Applicable Time. The form of certificate for the Shares complies in all material respects with all applicable requirements of the Maryland REIT Law and the rules of the New York Stock Exchange (“NYSE”). All options to purchase the Company’s Common Shares granted by the Company to its trustees, officers, employees or consultants, pursuant to the Company’s stock option plans, or otherwise, provided for an exercise price equal to no less than the fair market value of the underlying Common Shares on the applicable date such grant was by its terms to be effective.

(r) Stock Exchange Listing. An application to have the Shares approved for listing on the NYSE will have been submitted to the NYSE by the Company, and the Shares will have been approved for listing on the NYSE, subject only to official notice of issuance, at the time of completion of the offering of the Firm Shares.

(s) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of the Subsidiaries is (i) in violation of (A) its declaration of trust, charter or bylaws, operating agreement, partnership agreement or other organizational documents or (B) any law, ordinance, order, administrative or governmental rule or regulation applicable to the Company or the Subsidiaries except, in the case of clause (i)(B), for such violations as would not, individually or in the aggregate, result in a Material Adverse Change, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease, agreement or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject (each, an “Existing Instrument”), except such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The execution, delivery and performance of this Agreement by the Company and the Operating Partnership and consummation of the transactions contemplated hereby and by the Registration Statement, the General Disclosure Package and the Prospectus (i) will not result in any violation of the provisions of the (A) Amended and Restated Declaration of Trust (the “Declaration of Trust”) or Amended and Restated Bylaws of the Company, (B) the Certificate of Limited Partnership or the Partnership Agreement or (C) other organizational documents of the Company or any of the Subsidiaries, in each case as amended or as amended and restated through the date hereof, (ii) will not conflict with or constitute a breach of, or a Default or Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except such consents as have been obtained by the Company, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of the Subsidiaries, except, with respect to clauses (ii) and (iii), as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby or in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except (A) the filing of a supplemental listing application with respect to the Shares by the Company with the NYSE, (B) such as have been obtained or made by the Company and are in full force and effect, (C) if required, under the Securities Act and applicable state securities or blue sky laws and (D) if required, from the Financial Industry Regulatory Authority, Inc. (“FINRA”).

As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(t) No Material Actions or Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against or affecting the Company or any of the Subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would, singly or in the aggregate, result in a Material Adverse Change, or which would materially and adversely affect the consummation of the transactions contemplated in this Agreement, or the performance by the Company of its obligations hereunder. No material labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, which, in any such case, would result in a Material Adverse Change.

(u) Intellectual Property Rights. The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, the “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted or as proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of the Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would, singly or in the aggregate, result in a Material Adverse Change.

(v) All Necessary Permits, etc. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Subsidiaries possess such valid and current certificates, authorizations, licenses, registrations and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except for those which the failure to possess, individually or in the aggregate, would not result in a Material Adverse Change, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such certificate, authorization, license, registration or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Change.

(w) Properties. The Company and the Subsidiaries own or lease all such properties as are necessary to their operations as now conducted or as proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company, each of the Subsidiaries or any joint venture in which the Company or any of the Subsidiaries owns an interest (each such joint venture being referred to as a “Related Entity”), as the case may be, has good and marketable title in fee simple (or, in the case of ground leases and as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, leasehold) to the Properties, in each case free and clear of all security interests, mortgages, pledges, liens, claims, restrictions or encumbrances of any kind, except such as (i) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) do not, individually or in the aggregate, materially adversely affect the value of such Property and do not interfere in any material respect with the use made and proposed to be made of such Property. All security interests, mortgages, pledges, liens, claims, restrictions and encumbrances of any kind on or affecting the Properties or the other assets of the Company, the Subsidiaries and the Related Entities that are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein. There is no violation by the Company, any of the Subsidiaries or any Related Entity of any municipal, state or federal law, rule or regulation (including, but not limited to, those pertaining to environmental matters) concerning the Properties or any part thereof which would result in a Material Adverse Change. Each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants, except if and to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and except for such failures to comply that would not, individually or together with all such other failures, reasonably be expected to have a Material Adverse Change or result in a forfeiture or reversion. Except if and to the extent disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, none of the Company, any of the Subsidiaries or any Related Entity has received any notice from any governmental or regulatory authority or agency of any condemnation of or zoning change materially affecting the use or value of any of the Properties, and the Company does not know of any such condemnation or zoning change which is threatened. To the knowledge of the Company, no lessee of any portion of any of the Properties is in default under any of the leases governing such Properties and none of the Company, any Subsidiary or any Related Entity knows of any event that has occurred which, but for the passage of time or giving of notice or both, would constitute a default under any of such leases, except, in either case, such defaults that would not, singly or in the aggregate, result in a Material Adverse Change.

(x) Mortgages and Deeds of Trust. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the Properties and any other assets described in the Registration Statement, the General Disclosure Package and the Prospectus are not convertible into equity securities of the entity owning such Property, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property other than certain other Properties.

(y) Tax Law Compliance. The Company and the Subsidiaries have timely filed all federal, state and foreign income and franchise tax returns required to be filed by them or have properly requested extensions thereof and have paid all taxes required to be paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any failure to file such tax returns or pay such taxes, assessments, fines and penalties that, individually or in the aggregate, would not result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of the Subsidiaries has not been finally determined.

(z) Qualification as a REIT. The Company qualified to be taxed as a real estate investment trust (“REIT”) under the Code, for its short taxable year ended December 31, 2003 and its taxable years ended December 31, 2004 through December 31, 2012, and its organization and current and proposed method of operation will enable it to continue to qualify as a REIT under the Code. No transaction or other event has occurred which could cause the Company to fail to qualify as a REIT for its taxable year ending December 31, 2013 or in the future.

(aa) Not an “Investment Company.” Neither the Company nor the Operating Partnership is required, or upon the issuance and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(bb) Insurance. The Company and each of the Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable institutions, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of the Subsidiaries will not be able (i) to renew, if desired, its existing insurance coverage as and when such policies expire or (ii) to obtain reasonably comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted or as proposed to be conducted as described in the Prospectus and at a cost that would not result in a Material Adverse Change.

(cc) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus that have not been described as required. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding loans or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers, directors, managers or trustees of the Company or any of the Subsidiaries or any of the members of the families of any of them.

(dd) Compliance with Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Change, (A) none of the Company, any of the Subsidiaries or Related Entities nor any of the Properties is in violation of any Environmental Laws (as defined below), (B) the Company, the Subsidiaries, the Related Entities and the Properties have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law or Hazardous Material (as defined below) against the Company, the Subsidiaries or any Related Entity or otherwise with regard to the Properties, (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Properties, the Company, the Subsidiaries or the Related Entities relating to Hazardous Materials or any Environmental Laws, and (E) none of the Properties is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state or local governmental authority having or claiming jurisdiction over such properties pursuant to any other Environmental Laws. As used herein, “Hazardous Material” shall mean any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, mold and any hazardous material as defined by or regulated under any Environmental Law, including, without limitation, petroleum or petroleum products, and asbestos-containing materials. As used herein, “Environmental Law” shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes may be amended from time to time, and the regulations promulgated pursuant to any of the foregoing.

(ee) ERISA Compliance. Each of the Company and the Operating Partnership is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability. Except as would not reasonably be expected to result in a Material Adverse Change, neither the Company nor the Operating Partnership has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”). Each “pension plan” for which either the Company or the Operating Partnership would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not, singly or in the aggregate, result in a Material Adverse Change.

(ff) Brokers and Finders. Except for the Underwriters’ discounts and commissions payable by the Company to the Underwriters in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor the Operating Partnership has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

(gg) No Prohibition from Paying Dividends or Making Other Distributions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Operating Partnership is not currently prohibited, directly or indirectly, from making any distributions to the Company to the extent permitted by applicable law, from making any other distribution on any of its equity interests or from repaying any loans or advances made by the Company to the Operating Partnership.

(hh) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

(ii) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any trustee, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of Shares contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

SECTION 2. PURCHASE, SALE AND DELIVERY OF THE SHARES.

(a) The Firm Shares. The Company agrees to issue and sell to the several Underwriters the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject, in each case, to such adjustments as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $14.0753 per share.

(b) The First Closing Date. The closing of the issuance and sale of the Firm Shares shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019 (or such other place as may be agreed to by the Company and the Representatives) at 10:00 a.m. Eastern time, on May 24, 2013, or such other time and date as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). Payment and delivery of certificates for or book-entry credits representing the Firm Shares shall take place in accordance with Section 2(e) and Section 2(f). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented General Disclosure Package or Prospectus or a delay as contemplated by the provisions of Section 8 hereof.

(c) The Option Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 975,000 Option Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares, provided that the purchase price per Option Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The option granted hereunder will expire 30 days after the date hereof and may be exercised at any time upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Option Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Option Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may not be earlier than the First Closing Date; and in the case that such date is simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and the Option Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the “Second Closing Date” and shall be determined by the Representatives and shall not be earlier than three nor later than seven business days after delivery of such notice of exercise. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d) Public Offering of the Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e) Payment for the Shares. Payment for the Firm Shares and any Option Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own respective accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. KBCM and Wells Fargo, jointly and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) Delivery of the Shares. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for or book-entry credits representing the Firm Shares at the First Closing Date, including, at the option of the Representatives, through the facilities of the Depository Trust Company (“DTC”), against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company also shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, the Option Shares the Underwriters have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, including at the option of the Representatives, through the facilities of DTC, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates, if any, for the Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) or in the form of one or more global certificates deposited with DTC and registered in the name of Cede & Co., as nominee for DTC, and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location the Representatives may reasonably designate.

SECTION 3. ADDITIONAL COVENANTS. The Company further covenants and agrees with each Underwriter as follows:

(a) Representatives’ Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the Second Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the General Disclosure Package or the Prospectus, whether pursuant to the Securities Act or the Exchange Act, the Company shall furnish to the Representatives and to counsel for the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement if the Representatives reasonably object.

(b) Issuer Free Writing Prospectuses. The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission under Rule 433 under the Securities Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule C hereto, (ii) comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iii) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c) Securities Act Compliance. During the Prospectus Delivery Period, the Company shall promptly advise the Representatives of (i) the receipt of any comments of, or requests for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional or supplemental information from, the Commission during the period beginning on the date hereof and ending on the later of the Second Closing Date or the date the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is no longer required by law to be delivered in connection with sales of Shares by an Underwriter or dealer, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or new registration statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iii) the time and date that any post-effective amendment to the Registration Statement or new registration statement becomes effective and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or such new registration statement or of any order preventing or suspending the use of any Preliminary Prospectus, or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes of which the Company has knowledge. If the Commission shall enter any such stop order at any time, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall pay the required Commission filing fees relating to the Shares, if applicable, within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rule 456(b) and 457(r) under the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(d) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters, and, if requested by the Underwriters, to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or so that the Prospectus, as amended or supplemented, will comply with the requirements of the Securities Act or the Exchange Act, as applicable.

(e) Amendments and Supplements to the General Disclosure Package. If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with the Securities Act or the Exchange Act, the Company promptly will (subject to Section 3(a) hereof) either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with applicable laws.

(f) Copies of Registration Statement. The Company agrees to furnish the Representatives, without charge and upon request, a complete signed copy of the Registration Statement and of each consent of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

(g) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, as many copies of any Preliminary Prospectus or any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many written and electronic copies of the Prospectus and any amendments and supplements thereto as the Representatives may reasonably request.

(h) Blue Sky Compliance. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify or register the Shares for sale under (or obtain exemptions from the application of) the applicable state securities or blue sky laws, if required, and to maintain such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares; provided, that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

(j) Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Shares.

(k) Earnings Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(l) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(m) Agreement Not to Offer or Sell Additional Securities. During the period of 45 days (“Lock-Up Period”) following the date of the Prospectus, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Common Shares, options or warrants to acquire Common Shares or securities exchangeable or exercisable for or convertible into Common Shares (other than as contemplated by this Agreement with respect to the Shares); provided, however, that the Company may (i) grant Common Share awards or grant options to purchase Common Shares and issue Common Shares upon the exercise of options, in both cases, pursuant to the Company’s equity compensation plans described in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) issue Common Shares pursuant to the Company’s Employee Stock Purchase Plan as in effect on the date hereof, (iii) issue Units in connection with the Company’s or a Subsidiary’s acquisition of properties or interests in the owners of properties and issue Common Shares upon redemption of such Units, (iv) file a redemption and/or resale registration statement under the Securities Act with respect to Common Shares issuable upon exercise of outstanding Units and issue Common Shares upon redemption of such Units, and (v) file a registration statement on Form S-8 under the Securities Act with respect to the registration of Common Shares to be issued under the Company’s equity compensation plans described in the Registration Statement, the General Disclosure Package and the Prospectus. Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed in this clause (l) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(n) Qualification as a REIT. The Company will use its reasonable best efforts to meet the requirements to continue to qualify as a REIT under the Code for its taxable year ending December 31, 2013, and for so long as the Company’s board of trustees deems such qualification in the best interests of the shareholders of the Company.

(o) No Price Stabilization or Manipulation. Except as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, the Company will not, directly or indirectly, take any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares or a violation of Regulation M under the Exchange Act.

(p) Listing. The Company will apply for the listing of the Shares on the NYSE and will use its reasonable best efforts to complete that listing, subject only to official notice of issuance, prior the First Closing Date.

(q) Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the third anniversary of the Renewal Date, any Shares remain unsold by the applicable Underwriter(s) and a prospectus is required to be delivered or made available by such Underwriter(s) under the Securities Act or the Exchange Act in connection with the sale of such Shares, the Company will, prior to the Renewal Date and subject to Section 3(a) hereof, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Shares, and, if such registration statement is not an automatic shelf registration statement, will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Shares to continue as contemplated in the expired registration statement relating to such Shares. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

SECTION 4. PAYMENT OF EXPENSES.

(a) Expenses. The Company will pay or cause to be paid and bear all costs, fees and expenses incident to the performance of its obligations under this Agreement, including but not limited to (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Preliminary Prospectuses, the Issuer Free Writing Prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters; (ii) the issuance and delivery of the Shares to the Underwriters, including any transfer taxes payable upon the sale of the Shares to the Underwriters (other than transfer taxes on resales by the Underwriters); (iii) the fees and disbursements of the Company’s counsel and accountants; (iv) the qualification of the Shares under the applicable securities laws in accordance with Section 3(h) hereof and any filing for review of the offering with FINRA, including filing fees; (v) the transfer agent’s and registrar’s fees and all miscellaneous expenses referred to in Item 14 of the Registration Statement; (vi) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Shares, with the prior approval of the Company; (vii) the listing fee of the NYSE; and (viii) all other costs and expenses incident to the performance of the Company’s and the Operating Partnership’s obligations hereunder (including costs incurred in closing the purchase of the Option Shares, if any) that are not otherwise specifically provided for in this section. The Company, upon your request, will provide funds in advance for filing fees in connection with “blue sky” qualifications and the review of the offering by FINRA, if any, in each case not to exceed $10,000. Except as explicitly provided in this Section 4, Section 6 and Section 7, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and other advisors.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) or (vi) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Shares as provided herein on the First Closing Date and, with respect to the Option Shares, the First or Second Closing Date, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Operating Partnership set forth in Section 1 hereof or in certificates of any officer of the Company or the Operating Partnership delivered pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Registration Statement. The Registration Statement has become effective and at the First Closing Date and, with respect to the Option Shares, the Second Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been issued and no proceedings for any of those purposes shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the information required by Rule 430B shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and became effective in accordance with the requirements of Rule 430B.

(b) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from KPMG LLP, an independent registered public accounting firm with respect to the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Option Shares, the First or Second Closing Date, as the case may be, there shall not have occurred any Material Adverse Change.

(d) Opinion of Counsel for the Company. On each of the First Closing Date and any Second Closing Date, the Representatives shall have received an opinion of (i) Bass, Berry & Sims PLC, counsel for the Company, addressed to the Representatives and dated such Closing Date stating the opinions set forth in Exhibits B, C and D, and (ii) Krista Bean Dorrian, Vice President, Legal of the Company, addressed to the Representatives and dated such Closing Date stating the opinions set forth in Exhibit E.

(e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and any Second Closing Date, the Representatives shall have received the favorable opinion of Sidley Austin LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Representatives. In giving their opinions, Sidley Austin LLP may rely as to matters involving the laws of the State of Maryland upon the opinion of Bass, Berry & Sims PLC.

(f) Officers’ Certificate. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that:

(i) no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to their knowledge, threatened under the Securities Act;

(ii) there has been no Material Adverse Change;

(iii) the representations and warranties of each of the Company and the Operating Partnership set forth in this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iv) the Company has complied in all material respects with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(g) Bring-down Comfort Letters. On each of the First Closing Date and the Second Closing Date, if any, the Representatives shall have received from KPMG LLP, an independent registered public accounting firm with respect to the Company, letters dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letters furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be.

(h) Lock-Up Agreements from Securityholders. On or before the date hereof, the Company shall have furnished to the Representatives an agreement substantially in the form of Exhibit A hereto from each person identified on Schedule F hereto, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date, if applicable.

(i) Listing. The Firm Shares, and Option Shares, if any, shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(j) No Objection. FINRA has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares.

(k) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Option Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 7 and Section 14 shall at all times be effective and shall survive such termination.

SECTION 6. INDEMNIFICATION.

(a) Indemnification of the Underwriters. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss, claim, damage, liability or expense (including the reasonable cost of investigation), as incurred, to which such Underwriter or such person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation or the laws or regulations of foreign jurisdictions, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such person for any and all expenses (including the fees and disbursements of one counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), as the same is described in Section 6(b) below. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company and the Operating Partnership and the Company’s Trustees and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company and the Operating Partnership, each of the Company’s trustees, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense (including the reasonable cost of investigation), as incurred, to which the Company, the Operating Partnership or any such person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse each of the Company, the Operating Partnership and any such controlling person for any and all expenses (including the fees and disbursements of one counsel chosen by the Company) reasonably incurred by the Company, the Operating Partnership or any such trustee, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the first, second and third sentences of the fifth paragraph, the thirteenth paragraph, the fourteenth paragraph and the fifteenth paragraph (other than the first sentence), in each case under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under Section 6(a) or Section 6(b) above, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 6 to the extent it is not materially prejudiced as a result of such failure, but the omission so to notify the indemnifying party will not in any event relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel) representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Section 6(a) or Section 6(b) above in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the sale of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership, and the total underwriting discount and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.

The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount and commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 7, each Affiliate and selling agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Operating Partnership.

SECTION 8. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date.

If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within two business days after such default, the Company or the Representatives shall have the right to terminate this Agreement without liability on the part of any non-defaulting Underwriter, except that the provisions of Section 4, Section 6, Section 7 and Section 14 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven business days in order that the required changes, if any, to the Registration Statement, the General Disclosure Package and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 8. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 9. TERMINATION OF THIS AGREEMENT. This Agreement may be terminated by the Representatives by notice given to the Company if at any time prior to the First Closing Date: (i) trading or quotation in any of the Company’s securities shall have been suspended or materially limited by the Commission or by the NYSE; (ii) or trading in securities generally on any of the NYSE, Nasdaq Stock Market or the NYSE MKT shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (iii) a general banking moratorium shall have been declared by either Federal or New York authorities; (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream Banking, société anonyme, or Euroclear Bank, S.A./N.V. systems in Europe; (v) there shall have occurred any outbreak of new or escalation of existing national or international hostilities or any crisis or calamity, or any change in the national or international financial markets, or any substantial change or development involving a prospective substantial change in national or international political, financial or economic conditions, in each case the effect of which, in the judgment of the Representatives, is so material and adverse as to make it impracticable or inadvisable to market the Shares in the manner and on the terms described in the Registration Statement, the General Disclosure Package and the Prospectus or to enforce contracts for the sale of the Shares; or (vi) in the reasonable judgment of the Representatives there shall have been a Material Adverse Change since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus. Any termination pursuant to this Section 9 shall be without liability on the part of (a) the Company to any Underwriter, (b) any Underwriter to the Company, or (c) of any party hereto to any other party, except as provided in Section 4 and provided that Section 4, Section 6, Section 7 and Section 14 shall at all times be effective and shall survive such termination.

SECTION 10. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their officers, trustees, Affiliates, selling agents or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

SECTION 11. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

KeyBanc Capital Markets Inc.

Wells Fargo Securities, LLC

As representatives of the several Underwriters

c/o KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, Ohio 44114

Facsimile: (216) 689-0511

Attention: David J. Gorden

If to the Company:

First Potomac Realty Trust

7600 Wisconsin Avenue, 11th Floor

Bethesda, Maryland 20814

Facsimile: (301) 986-5554

Attention: Douglas J. Donatelli

with a copy to:

Bass, Berry & Sims PLC

1201 Pennsylvania Avenue NW, Suite 300

Washington, D.C. 20004

Facsimile: (202) 747-7639

Attention: Samantha S. Gallagher

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 8 hereof, and to the benefit of the officers, trustees, Affiliates, selling agents and controlling persons referred to in Section 6 and Section 7, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

SECTION 13. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

SECTION 15. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 6 and the contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 6 and 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement or any other effective agreement between such Underwriter and the Company and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, First Potomac Realty Trust
By:	/s/ Andrew P. Blocher
Name: Andrew P. Blocher
Title: Executive Vice President and Chief Financial Officer
First Potomac Realty Investment Limited Partnership

By: First Potomac Realty Trust, Its General Partner
By:	/s/ Andrew P. Blocher
Name: Andrew P. Blocher
Title: Executive Vice President and Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

KeyBanc Capital Markets Inc.

By:	/s/ David Gruber
Name: David Gruber
Title: Managing Director
Wells Fargo Securities, LLC
By:	/s/ David Herman
Name: David Herman
Title: Director

As Representatives of the several Underwriters

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased
KeyBanc Capital Markets Inc.	2,275,000
Wells Fargo Securities, LLC	2,275,000
BMO Capital Markets Corp.	325,000
Morgan Stanley & Co. LLC	325,000
PNC Capital Markets LLC	325,000
Raymond James & Associates, Inc.	325,000
RBC Capital Markets, LLC	325,000
Capital One Southcoast, Inc.	130,000
Piper Jaffray & Co.	130,000
SunTrust Robinson Humphrey, Inc.	65,000

Total	6,500,000

Schedule A-1

SCHEDULE B

Public Offering Price Per Share: $14.70

Underwriters’ Discount Per Share: $0.6247

Number of Firm Shares Offered: 6,500,000

Number of Option Shares: 975,000

Net Proceeds (before expenses): $91,489,450

Schedule B-1

SCHEDULE C

None.

Schedule C-1

SCHEDULE D

ADDITIONAL SUBSIDIARIES

Additional Subsidiaries

None

Schedule D-1

SCHEDULE E

LOCK-UP AGREEMENTS

Douglas J. Donatelli

Robert H. Arnold

Richard B. Chess

R. Michael McCullough

Terry L. Stevens

J. Roderick Heller, III

Nicholas R. Smith

Alan G. Merten

James H. Dawson

Michael H. Comer

Andrew P. Blocher

DKEPA#7 Partnership

Schedule E-1